Adamis Pharmaceuticals Corporation 8-K
Exhibit 10.5

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "Agreement") dated as of June 26, 2013, among the parties whose names are subscribed on the signature page hereto as Junior Lenders (collectively, the “Junior Lenders”), the parties identified on Schedule A-1 hereto (collectively the “Senior Lenders”), and Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Borrower”).

WHEREAS, it is a condition to the Senior Lenders making an investment pursuant to and in accordance with (i) that certain “Subscription Agreement” to be dated on or about June 26, 2013 by and between the Borrower and Senior Lenders (as amended, modified or supplemented from time to time), and (ii) the “Transaction Documents” referred to in the Subscription Agreement collectively described below in definition of “Senior Agreements”, that the Junior Lenders and Senior Lenders enter into this Agreement;

WHEREAS, the Junior Lender A has made a loan to the Borrower evidenced by a convertible promissory note as described below in the definition of “Junior Obligations A”;

WHEREAS, the Junior Lender B has made loans to the Borrower evidenced by promissory notes as described below in the definition of “Junior Obligations B” (collectively, the Junior Lender A and Junior Lender B are referred to as “Junior Lenders” and Junior Obligations A and Junior Obligations B are referred to as “Junior Obligations”);

WHEREAS, the Senior Lenders will make various loans to the Borrower evidenced by Notes as described below in the definition of “Senior Obligations”;

WHEREAS, the Senior Lenders have entered into a Security Agreement with the Borrower and Collateral Agent identified below pursuant to which the Senior Lenders appointed the Collateral Agent to administer certain “Collateral” as defined below;

WHEREAS, the Junior Lender and the Senior Lenders desire to enter into this Agreement to provide for the relative priorities of their obligations.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.           Definitions

•           “Collateral Agent” shall mean Collateral Agents LLC or any successor serving as the Collateral Agent under the Security Agreement.

•            “Collateral” shall mean the Collateral as defined in Section 1 of the Senior Security Agreement.

•           “Junior Agreements” means the promissory notes and amendments thereto described on Schedule 1 hereto described in the definition of Junior Obligations.

•           “Junior Obligations A” shall mean the Convertible Promissory Note issued by the Borrower to Robert Noel Robinson (“Junior Lender A”) on or about December 31, 2012, in the principal amount of $600,000, and all other sums and obligations owed by Borrower to Junior Lender A pursuant to such Note, as amended, and any other agreement whether oral or written pursuant to which Borrower owes or may owe any amount contingent, liquidated, determined, quantifiable, or otherwise.

•           “Junior Obligations B” shall mean all outstanding promissory notes issued by the Borrower to Dennis J. Carlo, Ph.D. (the “Junior Lender B”) evidencing loans made by Dr. Carlo to the Borrower in 2009, in the principal amount as of May 31, 2013 or $81,232, and all other sums and obligations owed by Borrower to Junior Lender B pursuant to such Note, as amended, and any other agreement whether oral or written pursuant to which Borrower owes or may owe any amount contingent, liquidated, determined, quantifiable, or otherwise.

•           “Lenders” shall mean collectively the Senior Lenders and the Junior Lenders A and Junior Lenders B.

•           “Majority in Interest” shall have the meaning set forth in the Senior Security Agreement as amended and shall not include the Junior Lenders.

•           “Notes” means the Notes as defined in the Subscription Agreement.

•           “Payment in Full” or “Paid in Full” shall mean the indefeasible payment in full in cash and/or equity of the Senior Obligations.

•           “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of the Borrower.

•           “Senior Agreements” means the Transaction Documents dated on or about the date of this Agreement among Borrower and Senior Lenders, pursuant to which the Borrower issued Notes to the Senior Lenders for an aggregate Principal Amount of up to $7,000,000 as further described on Schedule A-1.

•           “Senior Obligations” shall mean the Notes issued to the Senior Lenders pursuant to the Senior Agreements in the Principal Amounts set forth on Schedule A-1 hereto and Obligations (as defined in the Security Agreement) owed by the Borrower to Senior Lenders pursuant to the Security Agreement dated June 26, 2013.

•           “Senior Security Agreement” shall mean the Security Agreement entered into at or about the date of this Agreement among the Borrower, Senior Lenders and Collateral Agent.

Upper case terms employed but not otherwise defined herein shall have the meanings attributed to them in the relevant Transaction Document as from the context employed would be reasonable.

2.           Subordination of Junior Obligations to the Senior Obligations.  Borrower hereby covenants and agrees, and the Junior Lenders likewise hereby covenant and agree, that the payment of any and all of the Junior Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Obligations.  Each holder of the Senior Obligations shall be deemed to have acquired the Senior Obligations in reliance upon the provisions contained in this Agreement.

3.           Distributions from Collateral Agent. Until the Payment in Full of the Senior Obligations, the Junior Lenders hereby instruct the Collateral Agent to deliver to the Senior Lenders all Collateral or proceeds thereof (net of any expenses which the Collateral Agent is entitled to retain from collections under the Security Agreement) obtained or received from the exercise of any remedies against, or otherwise in connection with, the Collateral.  Any payments made by the Collateral Agent to the Junior Lenders in violation of the preceding sentence shall be subject to the terms of Section 6 below.

4.           Restricted Actions.

(a)          Proceedings.  In the event of any Proceeding, the following shall apply:

(i)           all Senior Obligations shall be Paid in Full before any payment of or with respect to the Junior Obligations shall be made;

(ii)          any payment or distribution, whether in cash, property or securities, which but for the terms hereof would otherwise be payable or deliverable in respect of the Junior Obligations, shall be paid or delivered directly to the Collateral Agent until all Senior Obligations are Paid in Full, and the Junior Lenders irrevocably authorize, empower and direct all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and the Junior Lenders also irrevocably authorize, empower and direct the Senior Lenders to demand, sue for, collect and receive every such payment or distribution;

(iii)         the Junior Lenders agree to execute and deliver to the Collateral Agent all such further instruments confirming the authorization referred to in clause (ii) above; and

(iv)         the Junior Lenders agree not to initiate or prosecute or encourage any other person to initiate any Proceeding or initial or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Obligations or their rights under the Security Agreement and any documents executed in connection therewith.

(b)          Reinstatement of Senior Obligations.   The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Junior Lenders even if all or part of the Senior Obligations or the Senior Lenders rights under the Security Agreement or any security interests or liens securing the Senior Obligations are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of the Senior Obligations or any representative of such holder.

(c)          Prohibited Actions.  Until Payment in Full of the Senior Obligations, Junior Lenders will not without the prior written consent of a Majority in Interest: (i) accelerate, give notice of default, demand payment, attempt to enforce or collect any Junior Obligation or any rights in respect of any Junior Obligation; or (ii) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Borrower and/or any of its Subsidiaries.

(d)          Action by Majority In Interest.  The Senior Lenders may take any action under the Transaction Documents and Security Agreement which may be taken by them individually or as a Majority in Interest and exercise all rights available or granted to Senior Lenders under the Security Agreement and Transaction Documents.  The Senior Lenders hereby authorize the Collateral Agent to act on their behalf in connection with this Agreement in the same manner and on the same terms and conditions as apply to the Senior Security Agreement.  The Junior Lenders acknowledge such appointment.

5.           Permitted Payments on Junior Obligations.  Until the Payment in Full of the Senior Obligations, other than scheduled [interest] payments under the terms of the Junior Obligations, the Borrower shall not pay and, the Junior Lenders shall not receive or retain any amount paid on or in connection with the Junior Obligations excluding but not limited to principal, interest, and liquidated or other damages, except by delivery of Common Stock of the Borrower only on the precise terms and conditions set forth in Junior Obligations in effect as of immediately following the Closing under the Subscription Agreement.

6.           Turn Over Obligation.  Any payment or distribution on account of the Junior Obligations made in violation of the restrictions set forth in this Agreement that is received by the Junior Lenders before all Senior Obligations are Paid in Full shall: (i) not be commingled with any asset of the Junior Lenders, (ii) be held in trust by the Junior Lenders for the benefit of the Senior Lenders, and (iii) be promptly paid over to the Collateral Agent, for application to the payment of the Senior Obligations then remaining unpaid, until all of the Senior Obligations are Paid in Full.

7.           Modifications to Senior Obligations.  The Senior Lenders may at any time and from time to time without the consent of or notice to the Junior Lenders, without incurring liability to the Junior Lenders for and without impairing or releasing the obligations of the Junior Lenders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Obligations.

8.           Restrictions on Junior Obligations and Junior Lenders.  The Junior Lenders may not without the consent of a Majority in Interest, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Junior Obligations  or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Junior Obligations.

9.           Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Lenders, Borrower and the Senior Lenders arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the loan documents evidencing the Junior Obligations or the Senior Obligations, the Senior Agreements, or the Junior Agreements, except as may be permitted pursuant to Section 7 hereof; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Obligations or the Junior Obligations or any of the instruments or documents referred to in clause (a) above.  The Junior Lenders hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

10.         Termination.  This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Obligations.

11.         Miscellaneous.

(a)          Rights and Remedies Not Waived.  No act, omission or delay by the Senior Lenders or Junior Lenders shall constitute a waiver of their rights and remedies hereunder or otherwise.  No single or partial waiver by the Senior Lenders or Junior Lenders of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

(b)          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

(c)          Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)           In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, among the Collateral Agent, Senior Lenders and Junior Lenders or any Lender, then each Senior Lender or Junior Lenders, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH SENIOR LENDER AND JUNIOR LENDERS AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

(ii)          Each party hereto irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  In any such litigation, each party hereto waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 12(c)(ii) hereof.  Each party hereto hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d)          Admissibility of this Agreement.  Each of the Senior Lenders and the Junior Lenders agree that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the other parties shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e)          Notices.  Any notice or other communication under the provisions of this Agreement shall be given in the manner set forth in the Senior Security Agreement, except that any notice given or required to be given under this Agreement to the Senior Lenders shall also be given to Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, fax: (212) 697-3575, and to the Collateral Agent, at 333 Seventh Avenue, 3rd Floor, New York, New York 10001, fax: (212) (212) 245-9101.

(f)           Amendments and Modification.  No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

(g)          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered electronically.

(h)          Successors and Assigns.  Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party.  No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(i)           Legends.  Until the Senior Obligations are Paid in Full, Junior Lenders will immediately imprint a legend on the instruments evidencing the Junior Obligations that such instruments are subject to this Agreement.

(j)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability Borrower, a trust, an unincorporated organization and a government or any department or agency thereof.

(k)          Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Entire Agreement.  This Agreement together with the Transaction Documents contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

[Sigantures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.

“BORROWER”

ADAMIS PHARMACEUTICALS CORPORATION a Delaware corporation

By:	/s/ DENNIS CARLO
Name: Dennis Carlo
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

COLLATERAL AGENTS, LLC
“Collateral Agent”

By:
Print Name of Signator:

JUNIOR LENDER SIGNATURE PAGE TO
ADAMIS PHARMACEUTICALS CORPORATION
INTERCREDITOR AGREEMENT

The undersigned, in its capacity as a Junior Lender, hereby executes and delivers the Intercreditor Agreement to which this signature page is attached and agrees to be bound by the Intercreditor Agreement on the date set forth on the first page of the Intercreditor Agreement.  This counterpart signature page, together with all counterparts of the Intercreditor Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Intercreditor Agreement.

[Print Name of Junior Lender]
[Signature]

Name:

Title:

Address:

Fax No.:

Email:

Taxpayer ID# (if applicable):

SENIOR LENDER SIGNATURE PAGE TO
ADAMIS PHARMACEUTICALS CORPORATION
INTERCREDITOR AGREEMENT

The undersigned, in its capacity as a Senior Lender, hereby executes and delivers the Intercreditor Agreement to which this signature page is attached and agrees to be bound by the Intercreditor Agreement on the date set forth on the first page of the Intercreditor Agreement.  This counterpart signature page, together with all counterparts of the Intercreditor Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Intercreditor Agreement.

[Print Name of Senior Lender]
[Signature]

Name:

Title:

Address:

Fax No.:

Email:

Taxpayer ID# (if applicable):

SCHEDULE A-1 TO INTERCREDITOR AGREEMENT

SENIOR LENDERS	PURCHASE PRICE	NOTE PRINCIPAL	WARRANTS

TOTALS

*  Surrender of Note with Interest in lieu of cash